UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on February 2, 2011, Royal Gold, Inc. (the “Company”), together with certain of its affiliates, amended and restated its term loan agreement with HSBC Bank USA, National Association (“HSBC”), as administrative agent and a lender, The Bank of Nova Scotia (“Scotia”), as sole syndication agent and a lender, HSBC Securities (USA) Inc. (“HSBC Securities”), as joint lead arranger and sole global coordinator, and Scotia Capital (“Scotia Capital” and together with HSBC, Scotia and HSBC Securities, the “Lenders”), as joint lead arranger, together with the other agreements delivered in connection therewith (collectively, the “Term Loan Facility”). The descriptions of the Term Loan Facility set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2010 and Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2011 and August 18, 2011, respectively, are incorporated herein by reference.

As previously disclosed, on June 20, 2012, the Company issued and sold $370 million aggregate principal amount of its 2.875% convertible senior notes due 2019 (the “Offering”). HSBC Securities and Scotia Capital (USA) Inc., an affiliate of Scotia and Scotia Capital, served as underwriters and co-managers in the Offering. For more information on the Offering, please see the Company’s Current Report on Form 8-K filed June 20, 2012.

On June 22, 2012, the Company used a portion of the net proceeds of the Offering to prepay all obligations and indebtedness outstanding under the Term Loan Facility, which totaled approximately $110.7 million, at which time the Term Loan Facility was terminated, subject to the survival of any provisions which by their terms survive the prepayment and the termination. There were no early termination or prepayment fees or penalties associated with the Company’s repayment and termination of the Term Loan Facility.

The Lenders and/or certain affiliates of the Lenders are parties to the Company’s Fifth Amended and Restated Revolving Credit Agreement among the Company, as the borrower, certain subsidiaries of the Company, as guarantors, HSBC, as administrative agent and a lender, Scotia, as a lender, Goldman Sachs Bank USA, as a lender, and the other lenders from time to time party thereto, HSBC Securities, as sole lead arranger and joint bookrunner, and ScotiaBank, as syndication agent and joint bookrunner, together with the other agreements delivered in connection therewith (the “Revolving Credit Facility”). The description of the Revolving Credit Facility set forth in the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2012 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: June 27, 2012

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